UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 4, 2005

American Financial Realty Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-31678	020604479
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1725 The Fairway, Jenkintown, Pennsylvania		19046
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-887-2280

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 4, 2005, the Company completed the permanent secured financing on the Bank of America portfolio acquired in October 2004. The 15-year financing is for a principal amount of $304 million at an all-in fixed rate of approximately 5.96%. The loan bears interest at a floating rate of LIBOR plus two basis points through June 14, 2005, before reverting to the fixed rate for the remainder of the loan term. The Company borrowed approximately $230 million of the total financing at closing, and plans to take down the remaining proceeds within 30 days of the initial closing. The Company applied substantially all of the initial borrowing to repay in full the outstanding balance on the Company's secured line of credit. The financing package was completed with affiliates of Deutsche Bank and Bear Stearns & Co. The financed portfolio includes 212 of the original 249 properties in the portfolio.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Financial Realty Trust

March 10, 2005	By:	/s/ Edward J. Matey Jr.

Name: Edward J. Matey Jr.
Title: Senior Vice President and General Counsel